Exhibit 10.39

MARKWEST HYDROCARBON, INC.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of the        day of                , 20   , by and between MARKWEST HYDROCARBON, INC., a Delaware corporation (the “Company”) and the undersigned Director and/or Officer (“Indemnitees”).

RECITALS

A.                                   The Company is aware that competent and experienced persons are increasingly reluctant to serve or continue serving as directors or officers of companies unless they are protected by comprehensive liability insurance and adequate indemnification due to the increased exposure to litigation costs and risks resulting from service to such companies that often bear no relationship to the compensation of such directors or officers.

B.                                     The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore often fail to provide directors and officers with adequate, reliable knowledge of the legal risks to which they are exposed or the manner in which they are expected to execute their fiduciary duties and responsibilities.

C.                                     The Company and the Indemnitees recognize that plaintiffs often seek damages in such large amounts, and the costs of litigation may be so great (whether or not the case is meritorious), that the defense and/or settlement of such litigation can create an extraordinary burden on the personal resources of directors and officers.

D.                                    The Company believes that it is unreasonable for its directors, officers and agents and the directors, officers and agents of its subsidiaries to assume the risk of judgments and other expenses which may occur in cases in which the director, officer or agent received no personal benefit or was not culpable.

E.                                      The Company recognizes that the issues in controversy in litigation against a director, officer or agent of a corporation such as the Company or its subsidiaries are often related to the knowledge, motives and intent of such director, officer or agent, that he or she is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters, and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director, officer or agent can reasonably recall such matters and may extend beyond the normal time for retirement for such director, officer or agent with the result that he or she, after retirement or in the event of his or her death, his or her spouse, heirs, executors or administrators may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director, officer or agent from serving in that position.

F.                                      The Board of Directors of the Company (the “Board”) has concluded that, to attract and retain competent and experienced persons to serve as directors and officers of the Company, it is not only reasonable and prudent but necessary to promote the best interests of the Company and its stockholders for the Company to contractually indemnify its directors and certain of its officers in the manner set forth herein, and to assume for itself liability for expenses and damages in connection with claims against such directors and officers in connection with their service to the Company as provided herein.

G.                                     Section 145 of the General Corporation Law of the State of Delaware, under which the Company is organized (“Section 145”), empowers the Company to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive.

H.                                    The Company desires and has requested the Indemnitees to serve or continue to serve as a director and/or officer of the Company, and the Indemnitees only is willing to serve, or to continue to serve, as a director and/or officer of the Company if the Indemnitees is furnished the indemnity provided for herein by the Company.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      Definitions.  For purposes of this Agreement, the following terms shall have the corresponding meanings set forth below:

“Claim” means a claim or action asserted by a Person in a Proceeding.

“Company Action” means a Proceeding in which a Claim has been brought by or in the name of the Company to procure a judgment in its favor.

“Covered Entity” means the Company, any subsidiary or affiliate of the Company or any other Person for which Indemnitees is or was or may be deemed to be serving at the request of the Company, or any subsidiary of the Company, as a director, officer, employee, controlling person, agent or fiduciary.

“Disinterested Director” means, with respect to any determination contemplated by this Agreement, any Person who, as of the time of such determination, is a member of the Company’s board of directors but is not a party to any Proceeding then pending with respect to any Indemnification Event.

“ERISA” means Employee Retirement Income Security Act of 1974, as amended, or any similar Federal statute then in effect.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute then in effect.

“Expenses” means any and all direct and indirect fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating, printing and binding costs, telephone charges, postage and delivery service fees and all other disbursements or expenses of any type or nature whatsoever reasonably incurred by Indemnitees (including fees of investment bankers, accountants and, subject to the limitations set forth in Section 3(c) below, reasonable attorneys’ fees) in connection with or arising from an Indemnification Event, including, without limitation: (i) the investigation or defense of a Claim; (ii) being, or preparing to be, a witness or otherwise participating, or preparing to participate, in any Proceeding; (iii) furnishing, or preparing to furnish, documents in response to a subpoena or otherwise in connection with any Proceeding; (iv) any appeal of any judgment, outcome or determination in any Proceeding (including, without limitation, any premium, security for and other costs relating to any cost bond, supersedes bond or any other appeal bond or its equivalent); (v) establishing or enforcing any right to indemnification under this Agreement (including, without limitation, pursuant to Section 2(c) below), Delaware law or otherwise, regardless of whether Indemnitees is ultimately successful in such action, unless as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitees as a basis for such action was not made in good faith or was frivolous; (vi) Indemnitees’ defense of any Proceeding instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement (including, without limitation, costs and expenses incurred with respect to Indemnitees counterclaims and cross-claims made in such action); and (vii) any Federal, state, local or foreign taxes imposed on Indemnitees as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable with respect to such payments.

An “Indemnification Event” shall be deemed to have occurred if Indemnitees was or is or becomes, or is threatened to be made, a party to or witness or other participant in, or was or is or becomes obligated to furnish or furnishes documents in response to a subpoena or otherwise in connection with, any Proceeding by reason of the fact that Indemnitees is or was or may be deemed a director, officer, employee, controlling person, agent or fiduciary of any Covered Entity, or by reason of any action or inaction on the part of Indemnitees while serving in any such capacity (including, without limitation, rendering any written statement that is a Required Statement or is made to another officer or employee of the Covered Entity to support a Required Statement).

“Independent Legal Counsel” means an attorney or firm of attorneys designated by the Indemnitees that is satisfactory to a majority of the Disinterested Directors (or, if there are no Disinterested Directors, the Company’s board of directors) that is experienced in matters of corporate law and neither presently is, nor in the twenty-four (24) months prior to such designation has been, retained to represent: (i) the Company or Indemnitees in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

“Losses” means any and all losses, claims, damages, liabilities, judgments, fines, penalties, settlement payments, awards and amounts of any type whatsoever incurred by Indemnitees in connection with or arising from an Indemnification Event.

“Organizational Documents” means any and all organizational documents, charters or similar agreements or governing documents, including, without limitation (i) with respect to a corporation, its certificate of incorporation and bylaws, (ii) with respect to a limited liability company, its operating agreement, and (iii) with respect to a limited partnership, its partnership agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other enterprise or government or agency or political subdivision thereof.

“Proceeding” means any threatened, pending or completed claim, action, suit, proceeding, arbitration or alternative dispute resolution mechanism, investigation (formal or informal), inquiry, administrative hearing, appeal or any other actual, threatened or completed proceeding, whether brought in the right of a Covered Entity or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, arbitrative or investigative nature.

“Required Statement” means a written statement of a Person that is required to be, and is, filed with the SEC regarding the design, adequacy or evaluation of a Covered Entity’s internal controls or the accuracy, sufficiency or completeness of reports or statements filed by a Covered Entity with the SEC pursuant to federal law and/or administrative regulations, including without limitation, the certifications contemplated by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, or any rule or regulation promulgated pursuant thereto.

“Reviewing Party” means, with respect to any determination contemplated by this Agreement, any one of the following: (i) a majority vote of a quorum consisting of the Disinterested Directors; (ii) a committee consisting solely of Disinterested Directors, even if such Persons would not constitute a quorum of the Company’s board of directors, so long as such committee was designated by a majority of the Disinterested Directors; (iii) in the absence of any Disinterested Directors and upon the written consent of Indemnitees, the Company’s stockholders; or (iv) Independent Legal Counsel (in which case, any determination shall be evidenced by the rendering of a written opinion).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute then in effect.

2.                                      Indemnification.

(a)                                  Indemnification of Losses and Expenses.  If an Indemnification Event has occurred, then, subject to Section 9 below, the Company shall indemnify and hold harmless Indemnitees, to the fullest extent permitted by law, against any and all Losses and Expenses, provided the Indemnitees acted in good faith and in a manner Indemnitees reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitees’ conduct was unlawful.  The termination of any Proceeding by judgment, court order, settlement or conviction or on plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitees (i) did not act in good faith in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company, or (ii) with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitees’ conduct was unlawful.  Any indemnification provided for herein shall be made no later than forty-five (45) days after receipt by the Company of the Notice as required by Section 3(a) below and subject additionally to Section 4 below.

(b)                                 Limitation with Respect to Company Actions. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless Indemnitees with respect to any Losses (as opposed to Expenses) in connection with or arising from any Company Action.  Furthermore, the Company shall not indemnify and hold harmless Indemnitees with respect to any Expenses in connection with or arising from any Company Action as to which the Indemnitees shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to Indemnitees’ willful misconduct of a culpable nature in the performance of Indemnitees’ duties to the Company, unless, and then only to extent that, any court in which such Company Action was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitees is fairly and reasonably entitled to Expenses for such indemnification as such court shall deem proper.

(c)                                  Advancement of Expenses.  The Company shall advance Expenses to or on behalf of Indemnitees as soon as practicable, but in any event not later than 20 days after written request therefore by Indemnitees which request shall be accompanied by vouchers, invoices or similar evidence documenting in reasonable detail the Expenses incurred or to be incurred by Indemnitees.  The Indemnitees hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitees is not entitled to be indemnified by the Company as authorized under Delaware law. In the event that the Company fails to pay expenses as incurred by Indemnitees as required by this paragraph, Indemnitees may seek mandatory injunctive relief from any court having jurisdiction to require the Company to pay expenses as set forth in this paragraph.  If Indemnitees seeks mandatory injunctive relief pursuant to this paragraph, it shall not be a defense to enforcement of the Company’s obligations set forth in this paragraph that Indemnitees has an adequate remedy at law for damages.

(d)                                 Contribution.  If, and to the extent, the indemnification of Indemnitees provided for in Section 2(a) above for any reason is held by a court of competent jurisdiction not to be permissible for liabilities arising under Federal securities laws or ERISA, then the Company, in lieu of indemnifying Indemnitees under this Agreement, shall contribute to the amount paid or payable by Indemnitees as a result of such Losses or Expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Covered Entities and all officers, directors or employees of the Covered Entities other than Indemnitees who are jointly liable with Indemnitees (or would be if joined in such Proceeding), on the one hand, and Indemnitees, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Covered Entities and all officers, directors or employees of the Covered Entities other than Indemnitees who are jointly liable with Indemnitees (or would be if joined in such Proceeding), on the one hand, and the Indemnitees, on the other hand, in connection with the action or inaction that resulted in such Losses or Expenses, as well as any other relevant equitable considerations.  The relative fault of the Covered Entities and all officers, directors or employees of the Covered Entities other than Indemnitees who are jointly liable with Indemnitees (or would be if joined in such Proceeding), on the one hand, and Indemnitees, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.  No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(e)                                  Actions where Indemnitees is Deceased.  If an Indemnification Event has occurred, and if prior to, during the pendency of or after completion of a Proceeding Indemnitees dies, the Company shall indemnify and hold harmless Indemnitees’ heirs, executors and administrators against any and all Expenses and Losses to the extent Indemnitees would have been entitled to indemnification pursuant to Sections 2(a) above if Indemnitees were still alive.

3.                                      Indemnification Procedures.

(a)                                  Notice of Indemnification Event.  Indemnitees shall give the Company notice as soon as practicable of any Indemnification Event of which Indemnitees becomes aware, provided that any failure to so notify the Company shall not relieve the Company of any of its obligations under this Agreement, except if, and then only to the extent that, such failure increases the liability of the Company under this Agreement.  In addition, Indemnitees shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitees’ power.

(b)                                 Notice to Insurers.  If, at the time the Company receives notice of an Indemnification Event pursuant to Section 3(a) above, the Company has liability insurance in effect which may cover such Indemnification Event, the Company shall give prompt written notice of such Indemnification Event to the insurers in accordance with the procedures set forth in each of the applicable policies of insurance.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitees, all amounts payable as a result of such Indemnification Event in accordance with the terms of such policies; provided that nothing in this Section 3(b) shall affect the Company’s obligations under this Agreement or the Company’s obligations to comply with the provisions of this Agreement in a timely manner as provided.

(c)                                  Selection of Counsel.  If the Company shall be obligated hereunder to pay or advance Expenses or indemnify Indemnitees with respect to any Losses, the Company shall be entitled to assume the defense of any related Claims, with counsel selected by the Company and approved by the Indemnitees in Indemnitees’ reasonable discretion, upon the delivery to Indemnitees of written notice of its election so to do.  After the retention of such counsel by the Company, the Company will not be liable to Indemnitees under this Agreement for any fees of other counsel subsequently incurred by Indemnitees with respect to the defense of such Claims; provided that: (i) Indemnitees shall have the right to employ counsel in connection with any such Claim at Indemnitees’ expense; and (ii) if (A) the employment of counsel by Indemnitees has been previously authorized by the Company, (B) counsel for Indemnitees shall have provided the Company with written advice that there may reasonably be expected to exist a conflict of interest between the Company and Indemnitees in the conduct of any such defense, or (C) the Company shall not have in fact retained counsel to assume the defense or shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitees’ counsel shall be at the expense of the Company. The Company may not settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnitees (such consent not to be unreasonably withheld).

4.                                      Determination of Right to Indemnification.

(a)                                  Successful Proceeding.  To the extent Indemnitees has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Sections 2(a) or 2(b), the Company shall indemnify Indemnitees against Losses and Expenses incurred by him in connection therewith.  If

Indemnitees is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all Claims in such Proceeding, the Company shall indemnify Indemnitees against all Losses and Expenses actually or reasonably incurred by Indemnitees in connection with each successfully resolved Claim.

(b)                                 Other Proceedings.  In the event that Section 4(a) is inapplicable, the Company shall nevertheless indemnify Indemnitees, unless, but then only to the extent that, a Reviewing Party chosen pursuant to Section 4(c) determines that Indemnitees has not met the applicable standard of conduct set forth in Sections 2(a) or 2(b), as applicable, as a condition to such indemnification.

(c)                                  Reviewing Party Determination. No such indemnification shall be made, however, unless and until in each specific case there has been a determination that Indemnitees has met the applicable standard of conduct set forth in Sections 2(a) or 2(b), as applicable.  As a condition to any such indemnification, a Reviewing Party chosen by the Company’s board of directors shall make such determination, subject to the following:

(i)                                     A Reviewing Party so chosen shall act in good faith to assure Indemnitees a complete opportunity to present to such Reviewing Party Indemnitees’ case that Indemnitees has met the applicable standard of conduct.

(ii)                                  Indemnitees shall be deemed to have acted in good faith if Indemnitees’ action is based on the records or books of account of a Covered Entity, including, without limitation, its financial statements, or on information supplied to Indemnitees by the officers or employees of a Covered Entity in the course of their duties, or on the advice of legal counsel for a Covered Entity or on information or records given, or reports made, to a Covered Entity by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by a Covered Entity.  In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of a Covered Entity shall not be imputed to Indemnitees for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 4(c)(ii) are satisfied, it shall in any event be presumed that Indemnitees has at all times acted in good faith and in a manner Indemnitees reasonably believed to be in or not opposed to the best interests of the Company.  Any Person seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(iii)                               If a Reviewing Party chosen pursuant to this Section 4(c) shall not have made a determination whether Indemnitees is entitled to indemnification within forty-five (45) days after receipt by the Company of the request therefore, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitees shall be entitled to such indemnification, absent (A) a misstatement by Indemnitees of a material fact, or an omission of a material fact necessary to make Indemnitees’ statement not materially misleading, in connection with the request for indemnification, or (B) a prohibition of such indemnification under applicable law; provided, however, that such 45-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the Reviewing Party in good faith requires such additional time for obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 4(c)(iii) shall not apply if (I) the determination of entitlement to indemnification is to be made by the stockholders of the Company, (II), a special meeting of stockholders is called by the board of directors of the Company for such purpose with thirty (30) days after the stockholders are chosen as the Reviewing Party, (III) such meeting is held for such purpose within sixty (60) days after having been so called, and (IV)such determination is made thereat.

(iv)                              Change In Control.  If there has been such a Change in Control of the Company, the Reviewing Party shall be the Independent Legal Counsel.  The Company agrees that if there is a Change in Control of the Company, then with respect to all matters thereafter arising concerning the rights of Indemnitees to Indemnification under this Agreement or any other agreement or under the Company’s Certificate of Incorporation or Bylaws as now or hereafter in effect, Independent Legal Counsel shall be selected by Indemnitees and approved by the Company (which approval shall not be unreasonably withheld).  Such counsel, among other things, shall render its written opinion to the Company and Indemnitees as to whether and to what extent Indemnitees would be permitted to be indemnified under applicable law and this Agreement and the Company agrees to abide by such opinion.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

For purposes of this Section 4(c)(iv), a “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions:

(A)                              any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the “1934 Act”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or John Fox and his affiliates, being or becoming the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of greater than fifty percent (50%) of the outstanding voting stock of the Company; or

(B)                                at any time during any period of three consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board of Directors (and any new director whose election by the Board or whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) ceasing for any reason to constitute a majority thereof; or

(C)                                the stockholders of the Company approving a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or an agreement for the sale by the Company of all or substantially all of the Company’s assets.

(d)                                 Appeal to Court.  Notwithstanding a determination by a Reviewing Party chosen pursuant to Section 4(c) that Indemnitees is not entitled to indemnification with respect to a specific Claim or Proceeding (an “Adverse Determination”), Indemnitees shall have the right to apply to the Court of Chancery of Delaware, the court in which that Claim or Proceeding is or was pending or any other court of competent jurisdiction for the purpose of enforcing Indemnitees’ right to indemnification pursuant to this Agreement, provided that Indemnitees shall commence any such Proceeding seeking to enforce Indemnitees’ right to indemnification within one (1) year following the date upon which Indemnitees is notified in writing by the Company of the Adverse Determination.  In the event of any dispute between the parties concerning their respective rights and obligations hereunder, the Company shall have the burden of proving that the Company is not obligated to make the payment or advance claimed by Indemnitees.

(e)                                  Presumption of Success.  The Company acknowledges that a settlement or other disposition short of final judgment shall be deemed a successful resolution for purposes of Section 4(a) if it permits a party to avoid expense, delay, distraction, disruption or uncertainty.  In the event that any Proceeding to which Indemnitees is a party is resolved in any manner (other than by adverse judgment against Indemnitees) including, without limitation, settlement of such Proceeding with or without payment of money or other consideration, it shall be presumed that Indemnitees has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(f)                                    Expenses Related to this Agreement.  Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify Indemnitees against all Expenses incurred by Indemnitees in connection with any Proceeding under this Section 4 involving Indemnitees and against all Expenses incurred by Indemnitees in connection with any other Proceeding between the Company and Indemnitees involving the interpretation or enforcement (subject to Section 10) of the rights of Indemnitees under this Agreement unless a court of competent jurisdiction finds that each of the claims and/or defenses of Indemnitees in any such Proceeding was frivolous or made in bad faith.

5.                                      Additional Indemnification Rights; Non-exclusivity.

(a)                                  Scope. The Company hereby agrees to indemnify Indemnitees to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Organizational Documents of any Covered Entity or by applicable law.  In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of an Delaware corporation to indemnify a member of its board of directors or an officer, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that Indemnitees shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of an Delaware corporation to indemnify a member of its board of directors or an officer, employee, controlling person, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties rights and obligations hereunder except as set forth in Section 9(a) hereof.

(b)                                 Non-exclusivity.  The rights to indemnification, contribution and advancement of Expenses provided in this Agreement shall not be deemed exclusive of, but shall be in addition to, any other rights to which Indemnitees may at any time be entitled under the Organizational Documents of any Covered Entity, any other agreement, any vote of stockholders or Disinterested Directors, the laws of the State of Delaware or otherwise.  Furthermore, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion of any other right or remedy.  The rights to indemnification, contribution and advancement of Expenses provided in this Agreement shall continue as to Indemnitees for any action Indemnitees took or did not take while serving in an indemnified capacity even though Indemnitees may have ceased to serve in such capacity.

6.                                      No Duplication of Payments.

The Company shall not be liable under this Agreement to make any payment of any amount otherwise identifiable hereunder, or for which advancement is provided hereunder, if and to the extent Indemnitees has otherwise actually received such payment, whether pursuant to any insurance policy, the Organizational Documents of any Covered Entity or otherwise (but specifically excluding any payment received by the Indemnitees from any insurance policy maintained by or for the benefit of such Indemnitees (other than the Company) so long as Indemnitees does not by virtue thereof actually retain duplicative payments).

7.                                      Mutual Acknowledgement.

Both the Company and Indemnitees acknowledge that, in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise.  For example, the Company and Indemnitees acknowledge that the SEC has taken the position that indemnification is not permissible for liabilities arising under certain Federal securities laws, and Federal legislation prohibits indemnification for certain ERISA violations.  Indemnitees understands and acknowledges that the Company has undertaken, or may be required in the future to undertake, with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitees, and any right to indemnification hereunder shall be subject to, and conditioned upon, any such required court determination.

8.                                      Liability Insurance.

(a)                                  Maintenance of D&O Insurance.  The Company hereby covenants and agrees that, so long as Indemnitees shall continue to serve as an agent of the Company and thereafter so long as Indemnitees shall be subject to any possible proceeding by reason of the fact that Indemnitees was an agent of the Company, the Company, subject to Section 8(c), shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers, and the Company’s Organizational Documents shall at all times provide for indemnification and exculpation of officers and directors to the fullest extent permitted under applicable law.

(b)                                 Rights and Benefits. In all policies of D&O Insurance, Indemnitees shall be named as an insured in such a manner as to provide Indemnitees the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors.  The Company shall advise Indemnitees as to the general terms of, and the amounts of coverage provide by, any liability insurance policy described in this Section 8 and shall promptly notify Indemnitees if, at any time, any such insurance policy will no longer be maintained or the amount of coverage under any such insurance policy will be decreased.

(c)                                  Limitation on Required Maintenance of D&O Insurance.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or Indemnitees is covered by similar insurance maintained by a subsidiary of the Company.

9.                                      Exceptions.

Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitees:

(a)                                  against any Losses or Expenses, or advance Expenses to Indemnitees, with respect to Claims initiated or brought voluntarily by Indemnitees, and not by way of defense (including, without limitation, affirmative defenses and counterclaims), except (i) Claims to establish or enforce a right to indemnification, contribution or advancement with respect to an Indemnification Event, whether under this Agreement, any other agreement or insurance policy, the Company’s Organizational Documents of any Covered Entity, the laws of the State of Delaware or otherwise, (ii) if the Company’s board of directors has approved specifically the initiation or bringing of such Claim. (iii) if such indemnification is expressly required to be made by law, or (iv) if such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of the State of Delaware;

(b)                                 against any Losses or Expenses, or advance Expenses to Indemnitees, with respect to any proceeding instituted by Indemnitees to enforce or interpret this Agreement, if a court of competent jurisdiction determines that the material assertions made by Indemnitees in such proceeding were not made in good faith or were frivolous;

(c)                                  for any amounts paid in settlement of a proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld;

(d)                                 against any Losses or Expenses, or advance Expenses to Indemnitees, with respect to Claims arising (i) with respect to an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitees of securities of the Company within the meaning of Section 16(b) of the Exchange Act or (ii) pursuant to Sections 304 or 306 of the Sarbanes-Oxley Act of 2002, as amended, or any rule or regulation promulgated pursuant thereto; or

(e)                                  if, and to the extent, that a court of competent jurisdiction renders a final, unappealable decision that such indemnification is not lawful.

10.                               Remedies of Indemnitees.

(a)                                  Right to Petition Court.  In the event that Indemnitees makes a request for payment of Losses and Expenses or a request for an advancement of Expenses and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitees may petition a court of law to enforce the Company’s obligations under this Agreement.

(b)                                 Burden of Proof.  In any judicial proceeding brought under this Section 10, the Company shall have the burden of proving by clear and convincing evidence that Indemnitees is not entitled to payment of Losses and Expenses hereunder.

(c)                                  Expenses.  The Company agrees to reimburse Indemnitees in full for any Expenses incurred by Indemnitees in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitees under this Section 10, or in connection with any claim or counterclaim brought by the Company in connection therewith.

(d)                                 Validity of Agreement.  The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under this Section 10, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

(e)                                  Failure to Act Not a Defense.  The failure of the Company (including its Board of Directors or any committee thereof, Independent Legal Counsel or stockholders) to make a determination concerning the permissibility of the payment of Losses and Expenses or the advancement of Expenses under this Agreement shall not be a defense in any action brought under this Section 10, and shall not create a presumption that such payment or advancement is not permissible.

11.                               Survival of Rights.

(a)                                  All agreements and obligations of the Company contained herein shall continue during the period Indemnitees is an agent of the Company and shall continue thereafter so long as Indemnitees shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitees was serving in the capacity referred to herein.

(b)                                 The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) or to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

12.                               Miscellaneous.

(a)                                  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

(b)                                 Binding Effect; Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including with respect to the Company, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) and with respect to Indemnitees, his or her spouse, heirs, and personal and legal representatives.  The Company shall require and cause any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.  This Agreement shall continue in effect with respect to Claims relating to Indemnification Events regardless of whether Indemnitees continues to serve as a director, officer, employee, controlling person, agent or fiduciary of any Covered Entity.

(c)                                  Notice.  All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (i) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the business day of deposit with Federal Express or similar, nationally recognized overnight courier, freight prepaid, or (iv) one (1) business day after the business day of delivery by confirmed facsimile transmission, if deliverable by facsimile transmission, with copy by other means permitted hereunder, and addressed, if to Indemnitees, to Indemnitees’ address or facsimile number (as applicable) as set forth beneath Indemnitees’ signature to this Agreement, or, if to the Company, at the address or facsimile number (as applicable) of its principal corporate offices (attention: Secretary), or at such other address or facsimile number (as applicable) as such party may designate to the other parties hereto.

(d)                                 Enforceability.  This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(e)                                  Consent to Jurisdiction.  The Company and Indemnitees each hereby irrevocably consent to the jurisdiction and venue of the federal or state courts located in the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any Proceeding instituted under this Agreement shall be commenced, prosecuted and continued only in the federal or state courts located in the State of Delaware.

(f)                                    Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision with a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the extent manifested by the provision held invalid, illegal or unenforceable.

(g)                                 Choice of Law.  This Agreement shall be governed by and its provisions shall be construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

(h)                                 Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitees (other than with respect to any rights of recovery under any insurance policy maintained by the Indemnitees or by any Person (other than the Company) for and on behalf of the Indemnitees) who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

(i)                                     Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in a writing signed by the parties to be bound thereby.  Notice of same shall be provided to all parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(j)                                     No Construction as Employment Agreement.  Nothing contained in this Agreement shall be construed as giving Indemnitees any right to be retained or continue in the employ or service of any Covered Entity.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

MarkWest Hydrocarbon, Inc.
a Delaware corporation

By:

Title:

INDEMNITEES:

Name:

Title:

Address: